CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 26 to Registration Statement File No. 333-05593 on Form N-4 (the "Registration Statement") of (1) our reports dated February 4, 2003 relating to the financial statements of Separate Accounts No. 49 and No. 45 of The Equitable Life Assurance Society of the United States for the year ended December 31, 2002, and (2) our report dated February 4, 2003 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 2002. We also consent to the incorporation by reference in the Prospectuses of our reports dated February 4, 2003 appearing on page F-1 and page F-51 of The Equitable Life Assurance Society of the United States' Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the headings "About our independent accountants" in the Prospectuses and "Custodian and Independent Accountants" in the Statements of Additional Information.


/s/PricewaterhouseCoopers LLP
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New York, New York
April 23, 2003